Exhibit 99(a)
                                 REVOCABLE PROXY
                     Community Financial Holding Corporation
                                222 Haddon Avenue
                           Westmont, New Jersey 08108

         This proxy is solicited on behalf of the Board of Directors of Community Financial Holding Corporation for the Special Meeting of Shareholders to be held on _________, 1998.


The undersigned shareholder of Community Financial Holding Corporation hereby appoints _____________________ and _________________________, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Community Financial Holding Corporation held of record by the undersigned on ____________, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at _____ a.m., on, ____________, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement-Prospectus and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

                  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1 and 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                      AND RETURN IN THE ENCLOSED ENVELOPE.
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The Board of  Directors  unanimously  recommends  a vote  "FOR"  each of the proposals in Items 1 and 2.

Please mark your votes as indicated in this example.   |X|

1. Approval of the  Agreement and Plan of Merger,  dated as of March 2, 1998, by and among HUBCO, Inc., Hudson United Bank, Community Financial Holding Corporation and Community National Bank (the "Merger Agreement"), pursuant to which Community Financial Holding Corporation will merge with and into HUBCO, Inc.
                              FOR             AGAINST    ABSTAIN
                              |_|               |_|         |_|

2. Approval of an additional proposal to give the Board of Directors of Community Financial Holding Corporation discretion to vote upon other matters that may properly be brought before the Special Meeting, including a motion to adjourn the Special Meeting in order to solicit additional proxies.

                               FOR             AGAINST     ABSTAIN
                               |_|               |_|         |_|

                                I Will Attend the Special Meeting.  |_|

                                The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting.


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                                Signature(s)


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                                Signature(s)



                                Dated:____________________________________, 1998

                                Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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